FORM OF INTRAWEST RESORTS HOLDINGS, INC.

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT is made as of this __ day of ______, 20_, (the “Agreement”), by and between Intrawest Resorts Holdings, Inc., a Delaware corporation (the “Company”), and ______________ (the “Grantee”).

WHEREAS, the Company has adopted the Intrawest Resorts Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”) to provide an additional incentive to selected individuals whose contributions are essential to the growth and success of the Company’s business, in order to strengthen their commitment to the Company and its Affiliates, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company; and

WHEREAS, Section 9 of the Plan provides for the grant of Restricted Stock to Eligible Recipients.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an Award of ______ shares of Common Stock of the Company (collectively, the “Restricted Stock”).

2. Grant Date. The grant date of the Restricted Stock hereby granted is ______, __, 20_ (the “Grant Date”).

3. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made a part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board or the Committee, shall govern. Unless otherwise indicated herein, all capitalized terms that are used, but not otherwise defined, herein shall have the meanings given to such terms in the Plan.

4. Vesting. The Restricted Stock shall become vested as follows: 33.3% of the shares of Restricted Stock shall vest on the first anniversary of the Grant Date; 33.3% of the shares of Restricted Stock shall vest on the second anniversary of the Grant Date; and 33.4% of the shares of Restricted Stock shall vest on the third anniversary of the Grant Date; provided that the Grantee remains in continuous service as a member of the Board through, and has not given or received a notice of termination of such service as of, the applicable vesting date. Notwithstanding the foregoing, in the event that the Grantee’s service as a member of the Board ends on account of the Grantee’s death or Disability at any time, all unvested shares of Restricted Stock not previously forfeited shall immediately vest on such date service ends.

5. Forfeiture. Subject to the provisions of the Plan and Section 4 of this Agreement, shares of Restricted Stock which have not become vested on the earlier of (i) the date the Grantee’s service on the Board ends for any reason and (ii) the date the Grantee gives or receives a notice of termination of such service, shall immediately be forfeited on such applicable date.

6. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

9. Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.

10. Restrictions on Transfer. Until such time as shares of Restricted Stock are fully vested in accordance with Section 4 hereof, or as otherwise provided in the Plan, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any such unvested shares of Restricted Stock or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Agreement will be valid, except with the prior written consent of the Board (such consent shall be granted or withheld in the sole discretion of the Board).

Any purported Transfer of shares of Restricted Stock or any economic benefit or interest therein in violation of this Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any shares of Restricted Stock or any economic benefit or interest therein transferred in violation of this Agreement shall not be entitled to be recognized as a holder of such shares.

2

Without prejudice to the foregoing, in the event of a Transfer or an attempted Transfer in violation of this Agreement, such shares of Restricted Stock, and all of the rights related thereto, shall be immediately forfeited without consideration.

11. Taxes. The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws of such state.

13. Legend on Certificates. The Grantee agrees that any certificate issued for Restricted Stock (or, if applicable, any book entry statement issued for Restricted Stock) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE INTRAWEST RESORTS HOLDINGS, INC. 2014 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND INTRAWEST RESORTS HOLDINGS, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

14. Securities Laws Requirements. The Company shall not be obligated to issue shares of Common Stock to the Grantee free of the restrictive legend described in Section 13 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (“Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time). The Company shall be under no obligation to register the Restricted Stock pursuant to the Securities Act or any other federal or state securities laws.

15. Notices. All notices or other communications provided hereunder must be in writing and mailed or delivered either (i) to the Company at its principal place of business or (ii) to the Grantee at the address on file with the Company, or such other address as the Company or the Grantee may provide to the other for purposes of providing notice. Any such notice shall be deemed effective (1) upon delivery if delivered in person, (2) on the next business day if transmitted by national overnight courier and (3) on the fourth business day following mailing by first class mail.

16. Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Stock, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

3

17. Representations. The Grantee has reviewed with the Grantee’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

18. Amendments; Construction. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without his or her consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.

19. Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization as described therein, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Stock.

20. Rights as a Stockholder. During the period until the Restricted Stock vests as provided in Section 4 hereof, the Grantee shall, except as set forth in this Section 20, have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the underlying shares of Common Stock. Notwithstanding the foregoing, (i) the Grantee shall not have the right to Transfer the Restricted Stock prior to the vesting thereof as set forth in Section 4 hereof and (ii) any dividends or other distributions that are declared with respect to the shares of Common Stock underlying the Restricted Stock between the Grant Date and the date on which such shares become vested will be paid to the Grantee at the time such shares vest as set forth in Section 4 hereof, and will not be paid to the Grantee in the event that the shares do not become so vested.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Intrawest Resorts Holdings, Inc.

By:
Title:

Acknowledged and Accepted:

[Grantee]

5